Exhibit 15.4

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-284305) and Form S-8 (No.333-279404, No.333-270547, No.333-228771, No.333-197226) of our reports dated April 19, 2024 relating to the financial statements of VISIONSYS AI INC. (formerly known as TCTM Kids IT Education Inc.) appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Marcum Asia CPAs LLP

Beijing, China

May 11, 2026

BEIJING OFFICE • Units 06-09 • 46th Floor • China World Tower B • No. 1 Jian Guo Men Wai Avenue • Chaoyang District • Beijing • 100004

Phone 8610.8518.7992 • Fax 8610.8518.7993 • www.marcumasia.com